Exhibit 4.1

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 25, 2008 (this “Amendment”), to the Revolving Credit Agreement, dated as of August 19, 2005 (as the same may be amended (including pursuant to this Amendment), supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”); each of the Subsidiaries of the Borrower from time to time party to the Credit Agreement (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders from time to time party to the Credit Agreement (the “Lenders”), CALYON NEW YORK BRANCH, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH and SUNTRUST BANK, as co-documentation agents (in such capacities, the “Co-Documentation Agents”), CITICORP USA, INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to the First Amendment to the Credit Agreement, dated as of July 28, 2006, the Required Lenders approved certain modifications to Section 6.3 of the Credit Agreement;

WHEREAS, the Borrower has requested further amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 6.12(b) of the Credit Agreement. Section 6.12(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b) Consolidated Interest Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower ended (i) on or prior to April 26, 2009, to be less than 2.00 to 1 and (ii) for any period thereafter, to be less than 3.00 to 1.”

SECTION 3. Amendments to Section 10.01(a)(iv) of the Credit Agreement. Section 10.01(a)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(iv) if to the Administrative Agent, to JPMorgan Chase Bank, N.A. Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Shaji Easo (Telecopy No. 713-750-2932); and”

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Second Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each of the Obligors and Lenders constituting the Required Lenders.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Second Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Second Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 6. Effect of Amendment. (a) This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with its terms.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMITHFIELD FOODS, INC.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President and Chief Financial Advisor

SUBSIDIARY GUARANTORS

THE SMITHFIELD PACKING COMPANY, INCORPORATED

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

SMITHFIELD BEEF GROUP-SOUDERTON, INC.

SMITHFIELD BEEF GROUP-PLAINWELL, INC.

NORTH SIDE FOODS CORP.

SMITHFIELD BEEF GROUP-GREEN BAY, INC.

PATRICK CUDAHY INCORPORATED

BROWN’S OF CAROLINA LLC

CARROLL’S FOODS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CENTRAL PLAINS FARMS LLC

CIRCLE FOUR LLC

MURPHY FARMS LLC

QUARTER M FARMS LLC,

MURPHY-BROWN HOLDINGS LLC

each a Delaware limited liability company

QTF LIQUIDATION CORP.
SMITHFIELD BEEF GROUP-TOLLESON, INC.		By	MURPHY-BROWN LLC,
STEFANO FOODS, INC.			a Delaware limited liability company,
MURPHY FARMS OF TEXHOMA, INC.			as a sole member of each

			By	JOHN MORRELL & CO.,
a Delaware corporation, as its sole member

/s/ Carey J. Dubois
			Name:	Carey J. Dubois
			Title:	Vice President

SHOWCASE FOODS, INC. SMITHFIELD GLOBAL PRODUCTS INC. CATTLE PRODUCTION SYSTEMS, INC. FARMLAND FOODS, INC.

By	/s/ Cary J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

MURPHY-BROWN LLC,
a Delaware limited liability company

By	JOHN MORRELL & CO.,
a Delaware corporation,
as its sole member

/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Barbara R. Marks
Name:	Barbara R. Marks
Title:	Executive Director

AgFirst Farm Credit Bank

By:	/s/ John W. Burnside, Jr.
Name:	John W. Burnside, Jr.
Title:	Vice President

Farm Credit Bank of Texas

By:	/s/ Isaac E. Bennett
Name:	Isaac E. Bennett
Title:	Vice President

FARM CREDIT SERVICES OF MID - AMERICA, PCA

By:	/s/ Ralph M. Bowman
Name:	Ralph M. Bowman
Title:	Vice President

United FCS, FLCA (fka Farm Credit Services of Minnesota Valley, FLCA) d/b/a FCS Commercial Finance Group

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Assistant Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

MidAtlantic Farm Credit, ACA

By:	/s/ William J. Rutter
Name:	William J. Rutter
Title:	Vice President

U.S. AgBank, FCB

By:	/s/ Travis W. Ball
Name:	Travis W. Ball
Title:	Vice President

CoBank, ACB

By:	/s/ Alan Schuler
Name:	Alan Schuler
Title:	Vice President

AgStar Financial Services, FLCA

By:	/s/ Donald G. Lindeman
Name:	Donald G. Lindeman
Title:	Vice President

Farm Credit Services of America, PCA

By:	/s/ Bruce Dean
Name:	Bruce Dean
Title:	Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

FCS FINANCIAL, PCA

By:	/s/ Lee Fuchs
Name:	Lee Fuchs
Title:	Vice President

FARM CREDIT WEST, FLCA

By:	/s/ Ben Madonna
Name:	Ben Madonna
Title:	Vice President

First Pioneer Farm Credit, ACA

By:	/s/ James M. Papai
Name:	James M. Papai
Title:	Vice President

Fresno-Madera Production Credit Association

By:	/s/ Robert J. Kratz
Name:	Robert J. Kratz
Title:	Senior Vice President
Chief Credit Officer

GreenStone Farm Credit Services, ACA/FLCA

By:	/s/ Alfred S. Compton, Jr.
Name:	Alfred S. Compton, Jr.
Title:	VP/Managing Director

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

NORTHWEST FARM CREDIT SERVICES, FLCA

By:	/s/ Casey Kinzer
Name:	Casey Kinzer
Title:	Account Manager

Citibank N.A.

By:	/s/ Scott Kates
Name:	Scott Kates
Title:	Vice President

Bank of America, N.A.

By:	/s/ William F. Sweeney
Name:	William F. Sweeney
Title:	Senior Vice President

Calyon New York Branch,

By:	/s/ David Cagle
Name:	David Cagle
Title:	Managing Director

By:	/s/ Brian Myers
Name:	Brian Myers
Title:	Managing Director

SOCIETE GENERALE

By:	/s/ Sebastien Ribatto
Name:	Sebastien Ribatto
Title:	Managing Director

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

SunTrust Bank

By:	/s/ Gabe Bonfield
Name:	Gabe Bonfield
Title:	Vice President

The Royal Bank of Scotland plc

By:	/s/ Michaela Galluzzo
Name:	Michaela Galluzzo
Title:	Vice President

MIZUHO CORPORATE BANK, LTD

By:	/s/ Robert Gallagher
Name:	Robert Gallagher
Title:	Authorized Signatory

Cooperative Centrale-Raiffeisen-Boerenleenbank
B.A. “Rabobank Nederland”, New York Branch

By:	/s/ Robert M. Mandula
Name:	Robert M. Mandula
Title:	Managing Director

By:	/s/ Rebecca O. Morrow
Name:	Rebecca O. Morrow
Title:	Executive Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark A. Reinert
Name:	Mark A. Reinert
Title:	Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

BNP Paribas

By:	/s/ Jo Ellen Bender
Name:	Jo Ellen Bender
Title:	Managing Director

By:	/s/ Andrew Strait
Name:	Andrew Strait
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

HSBC Bank USA, National Association

By:	/s/ Robert J. Devir
Name:	Robert J. Devir
Title:	Managing Director

ING CAPITAL LLC

By:	/s/ Lina A. García
Name:	Lina A. García
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Robert E. Kelly
Name:	Robert E. Kelly
Title:	Duly Authorized Signatory

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

Wachovia Bank, National Association

By:	/s/ Beth Rue
Name:	Beth Rue
Title:	Vice President

Signature Page to Second Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement